                                                                    EXHIBIT 10.6

                         EIGHTH AMENDMENT TO AND WAIVER
                        UNDER FIVE-YEAR CREDIT AGREEMENT

      This EIGHTH AMENDMENT TO AND WAIVER UNDER FIVE-YEAR CREDIT AGREEMENT (this "Amendment") made and entered into as of December 19, 2003, by and among INTERMET CORPORATION, a Georgia corporation ("Intermet"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotia Capital"), acting through its Atlanta Agency, the other banks and lending institutions listed on the signature pages hereof, and any assignees of Scotia Capital or such other banks and lending institutions which become "Lenders" as provided in the Amended Agreement (as defined below) (Scotia Capital, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), and Scotia Capital, in its capacity as administrative and collateral agent for the Lenders and each successor administrative or collateral agent for such Lenders as may be appointed from time to time pursuant to Article IX of the Amended Agreement (the "Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, Intermet, the Lenders and the Administrative Agent are parties to that certain $300,000,000 Five-Year Credit Agreement, dated as of November 5, 1999, as amended through March 19, 2003 (as so amended, the "Existing Agreement," capitalized terms used herein but not otherwise defined herein having the same respective meanings as in the Existing Agreement); and

      WHEREAS, the parties to the Existing Agreement wish to amend the Existing Agreement (the Existing Agreement as amended by this Amendment being the "Amended Agreement");

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Intermet, the Required Lenders and the Administrative Agent agree, upon the terms and subject to the conditions set forth herein, as follows:

      SECTION 1. AMENDMENTS. Effective on the Eighth Amendment Date (as defined below), the Existing Agreement shall be amended as follows:

      (a) Definition of Applicable Margin. The definition of "Applicable Margin" in Section 1.01 of the Existing Agreement shall be amended in its entirety to read as follows, but only from the Eighth Amendment Date to May 31, 2004, at which time such definition shall revert to the current definition in the Existing Agreement:

       "'Applicable Margin' shall mean, with respect to all outstanding Eurodollar Advances and Letter of Credit Obligations, 3.500%.".

      (b) Definition of Base Rate Margin. The definition of "Base Rate Margin" in Section 1.01 of the Existing Agreement shall be amended in its entirety to read as follows, but only from


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the Eighth Amendment Date to May 31, 2004, at which time such definition shall revert to the current definition in the Existing Agreement:

       "'Base Rate Margin' shall mean, with respect to all outstanding Base Rate Advances, 2.500%.".

      (c) Definition of Confidential Information. A definition of "Confidential Information" shall be added to Section 1.01 of the Existing Agreement as follows:

       "'Confidential Information' shall mean all information with respect to the Borrower and its Affiliates that the Borrower furnishes after the Eighth Amendment Date to the Administrative Agent, Collateral Agent or to any Lender which is designated in writing to the recipient thereof as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower or any of its Affiliates.".

      (d) Definition of Consolidated EBITDA. The definition of "Consolidated EBITDA" in Section 1.01 of the Existing Agreement shall be amended by (x) deleting the proviso at the end thereof in its entirety and (y) substituting the following therefor:

      "provided that the Borrower may add back to Consolidated EBITDA any non-cash charges incurred in connection with plant closings, restructurings and downsizings which do not exceed $30,000,000 in the aggregate and any non-cash charges relating to the carrying value of goodwill or deferred tax assets.".

      (e) Definition of Eighth Amendment Date. A definition of "Eighth Amendment Date" shall be added to Section 1.01 of the Existing Agreement as follows:

         "'Eighth Amendment Date' shall mean the `Eighth Amendment Date' under and as defined in the Eighth Amendment to this Agreement dated as of December 19, 2003 among the Borrower, the Administrative Agent and the Required Lenders, and consented to by the Guarantors.".

      (f) Section 6.07. Section 6.07 of the Existing Agreement shall be amended by (x) deleting the word "and" at the end of clause (n) thereof, (y) deleting the period at the end of clause (o) thereof and substituting "; and" therefor and (z) adding the following clause (p):

            "(p) Monthly Financial Statements. As soon as available and in any event within 40 days after the end of the month of December 2003, and within 15 days after the end of the months of January, February, March and April 2004, balance sheets of the Consolidated Companies as at the end of such calendar month presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such calendar month and for the portion of the Borrower's Fiscal Year ended at the end of such calendar month, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding calendar month and the corresponding portion of the Borrower's previous Fiscal Year, all in reasonable detail and certified by the chief financial officer or principal


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      accounting officer of the Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such calendar month on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such calendar month and such portion of the Borrower's Fiscal Year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes).".

      (g) Fixed Charge Coverage Ratio. Section 6.08(a) of the Existing Agreement shall be amended in its entirety to read as follows:

            "(a) Fixed Charge Coverage Ratio. Maintain as of the last day of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio equal to or greater than the Fixed Charge Coverage Ratio set forth opposite such Fiscal Quarter:

                     Fiscal Quarter                     Fixed Charge Coverage Ratio
                     --------------                     ---------------------------
          4th Fiscal Quarter 2003                              > 1.25:1.0
                                                               -

          1st Fiscal Quarter 2004 and each                     > 2.00:1.0".
          Fiscal Quarter thereafter                            -

      (h) Consolidated EBITDA to Consolidated Interest Expense Ratio. Section 6.08(b) of the Existing Agreement shall be amended in its entirety to read as follows:

            "(b) Consolidated EBITDA to Consolidated Interest Expense. Maintain as of the last day of each Fiscal Quarter set forth below, a minimum ratio of Consolidated EBITDA to Consolidated Interest Expense, calculated for the immediately preceding four Fiscal Quarters, of equal to or greater than the ratio set forth opposite such Fiscal Quarter:

                                                                 Ratio of
                                                           Consolidated EBITDA
                                                             to Consolidated
                        Fiscal Quarter                       Interest Expense
                        --------------                       ----------------
                4th Fiscal Quarter 2003                        > 2.00:1.0
                                                               -
                1st Fiscal Quarter 2004                        > 2.85:1.0
                                                               -
                2nd Fiscal Quarter
                2004 and each Fiscal                           > 3.00:1.0".
                Quarter thereafter                             -


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      (i) Funded Debt to Consolidated EBITDA Ratio. Section 6.08(c) of the
Existing Agreement shall be amended in its entirety to read as follows:

            "(c) Funded Debt to Consolidated EBITDA. Maintain as of the last day of each Fiscal Quarter set forth below, a maximum ratio of Funded Debt to Consolidated EBITDA, calculated for the immediately preceding four Fiscal Quarters, of less than or equal to the ratio set forth opposite such Fiscal Quarter:

                                                           Ratio of Funded
                                                                Debt
                                                           to Consolidated
                             Fiscal Quarter                    EBITDA
                             --------------                    ------
                   4th Fiscal Quarter 2003                  < 4.50:1.0
                                                            -

                   1st Fiscal Quarter 2004                  < 3.50:1.0
                   through 2nd Fiscal                       -
                   Quarter 2004

                   3rd Fiscal Quarter 2004
                   and each Fiscal Quarter
                   thereafter                               < 3.25:1.0
                                                            -

            ; provided that following the closing of the first Permitted Receivables Purchase Facility, the numerator of such maximum ratio shall be decreased by 0.50.".

      (j) Confidentiality. The following Section 10.16 shall be added to the Existing Agreement, to provide as follows:

      "SECTION 10.16 CONFIDENTIALITY.

            (a) The parties hereto expressly agree that the Administrative Agent and each Lender (and each of their respective employees, representatives or other agents) may disclose to all persons, without limitation of any kind, the United States federal income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including, without limitation, opinions or other tax analyses) of the transaction contemplated hereby (if any) that are provided to the Borrower or which the Borrower provides to the Administrative Agent and the Lenders (or their respective representatives) relating to such tax treatment and tax structure, except that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this Section 10.16(a) shall only apply to such portions of the


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      document or similar item that relate to the United States federal income tax treatment or tax structure of the transaction.

            (b) Neither the Administrative Agent, the Collateral Agent or any Lender shall disclose any Confidential Information to any other Person without the prior written consent of the Borrower (which consent shall not be unreasonably withheld), other than (i) to the Administrative Agent's, the Collateral Agent's or such Lender's Affiliates and their officers, directors, employees, agents, counsel and other advisors, (ii) as required by any law, rule or regulation or judicial process, (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or (iv) subject to an agreement containing provisions similar to those of this clause (b), (x) to any Eligible Assignee of or participant in, or to any prospective Eligible Assignee of or participant in, any of the rights or obligations of the Administrative Agent, the Collateral Agent or any Lender under this Agreement or (y) to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's agents, counsel and other advisors). Any Person required to maintain the confidentiality of Confidential Information as provided in this clause (b) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. The obligations of the Administrative Agent, the Collateral Agent and each Lender under this clause (b) shall not extend beyond the date which is one (1) year after the date of payment in full of the Notes and all other Obligations.".

      (k) Commitments. The Commitments of each of the Lenders shall be proportionately and permanently reduced by $35,000,000 in the aggregate, and
Schedule 1 of the Existing Agreement shall be correspondingly amended in its entirety to read as set forth in Schedule 1 attached hereto.

      SECTION 2. WAIVER. The Administrative Agent and the Required Lenders hereby waive the requirement that there has been no material change since the date of the most recent financial statements of the Consolidated Companies described in Section 5.14 of the Amended Agreement for purposes of Section 4.02(c) of the Amended Agreement if such a material change results solely by reason of Consolidated EBITDA for the Fiscal Quarter ending December 31, 2003 being projected to be, and being, approximately $10,200,000.

      SECTION 3. EFFECTIVENESS. The amendments set forth in Section 1 above and the waiver set forth in Section 2 above shall become effective on the date (the "Eighth Amendment Date") when the Administrative Agent shall have received each of the following, all in form and substance satisfactory to the Administrative
Agent:

      (a) This Amendment. Counterparts hereof executed by Intermet, the Guarantors, the Administrative Agent and the Required Lenders.

      (b) Fee Letter. A counterpart, executed by Intermet, of the fee letter dated as of December 15, 2003 from Scotia Capital, along with all fees payable thereunder.


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      (c) Amendment Fee. An amendment fee equal to 0.25% times the Commitment
(as reduced pursuant to this Amendment) of each Lender which signs this Amendment and returns a counterpart hereof executed by such Lender to Mayer, Brown, Rowe & Maw LLP, counsel to the Administrative Agent, no later than noon, New York time, on December 19, 2003, payable to the Administrative Agent for the account of each such Lender.

      (d) Fees of Counsel. Evidence that Intermet shall have paid all outstanding fees and expenses of counsel to the Administrative Agent, to the extent invoiced.

      (e) Other Instruments or Documents. Such other instruments or documents as the Administrative Agent or any Lender may reasonably request in connection with this Amendment.

      SECTION 4. MISCELLANEOUS.

      (a) To induce the Administrative Agent and the Required Lenders to enter into this Amendment, Intermet represents and warrants to the Administrative Agent and the Lenders that: (i) the representations and warranties contained in the Credit Documents, as amended and waived by this Amendment, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof; (ii) after giving effect to this Amendment, no Default or Event of Default exists; (iii) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by Intermet and the Guarantors, and the Amended Agreement and each of the other Credit Documents are the legal, valid and binding obligations of the Credit Parties party thereto, enforceable against such Credit Parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and
(iv) no consent, approval, authorization, order, registration or qualification with any governmental authority, regulatory body or securities exchange is required for, and in the absence of which would adversely affect, the legal and valid execution and delivery or performance by Intermet and the Guarantors of this Amendment or the performance by Intermet and the Guarantors of the Amended Agreement or by any Credit Party of any other Credit Document to which it is a party.

      (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

      (c) Except as specifically provided above, the Existing Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Existing Agreement or any of the other Credit Documents, nor constitute a waiver or modification of any provision of any of the other Credit Documents.


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
      (d) On and after the Eighth Amendment Date, each reference in the Existing Agreement and related documents to "Five-Year Credit Agreement," "this Agreement" or words of like import, shall, unless the context otherwise requires, be deemed to refer to the Amended Agreement.

      (e) Intermet agrees to pay on demand all reasonable costs and expenses incurred at any time by the Administrative Agent (including the reasonable attorney fees and expenses for the Administrative Agent) in connection with the preparation, negotiation, execution and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

      (f) This Amendment shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and permitted assigns as provided in the Amended Agreement.

      (g) In case any provision in or obligation under this Amendment or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      (h) THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK).

                        [Signatures Follow on Next Page]


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